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                                                                   Exhibit 10.21

                               CORPORATE GUARANTEE

THIS DEED OF GUARANTEE executed at Mumbai this fourth day of December 2004, STERLITE INDUSTRIES (INDIA) LIMITED by a Company incorporated under the Companies Act, 1956 and having its Registered Office at B-10/4, Waluj, MIDC Industrial Area, Waluj, Dist. Aurangabad, Aurangabad 431 133 (hereinafter referred to as "the Guarantor", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) in favour of ICICI BANK LIMITED, a Company incorporated under the Companies Act, 1956 and having its Registered Office at Landmark, Race Course Circle, Baroda 390 007 (hereinafter referred to as "the Lender", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns).

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WHEREAS

1. Vedanta Alumina Limited, a Company incorporated under the Companies Act, 1956 and having its Registered Office at 7, Kirol Road, Vidyavihar (West), Mumbai 400 086. (hereinafter referred to as "the Borrower") has requested the Lender to lend and advance to it Letter of Credit Facility aggregating Rs. 3.00 billion (Rupees Three billion only) for its project at Lanjigarh, Orissa.

2. The Lender have agreed in principle to lend and advance to the Borrower sums to the maximum extent of Rs. 3.00 billion (Rupees Three billion only) hereinafter referred to as the Facility) on the terms and conditions contained in the Credit Facility Agreement dated December 4, 2004 entered into between the Borrower and the Lender (hereinafter referred to as "the Facility Agreement").

3. One of the terms on which the said Facility was agreed to be granted by the Lender to the Borrower was that the said Facility would inter alia be secured by an unconditional and irrevocable corporate guarantee being these presents.

NOW THIS DEED WITNESSETH AS FOLLOWS:

In consideration of the premises, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees to and agree with the Lender as follows:

a)   The Lender shall have the sole discretion -

     i. to make disbursement(s) and/or interim disbursement(s) to the Borrower from out of the Facility, at such time, on such conditions and in such manner as the Lender may decide.

b) The Borrower shall duly and punctually repay the Facility, together with all interest, penal interest, liquidated damages, commitment charges, premia on prepayment or on redemption, costs, expenses and other monies in accordance with the Facility Agreement and perform and comply with all the other terms, conditions and covenants contained in the Facility Agreement.

c) In the event of any default on the part of the Borrower in payment/ repayment of any of the monies referred to above, or in the event of any default on the part of the Borrower to comply with or perform any of the terms, conditions and covenants contained in the Facility Agreement, the Guarantor shall, upon demand, forthwith pay to the Lender for itself and on behalf of the Borrower without demur all the amounts payable by the Borrower under the Facility Agreement.

d) The Guarantor shall also indemnify and keep the Lender indemnified against all losses, damages, costs, claims and expenses whatsoever which the Lender

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     may suffer, pay or incur by reason of or in connection with any such default on the part of the Borrower including legal proceedings taken against the Borrower and/or the Guarantor for recovery of the monies referred to in Clause 'b' above.

e) The Guarantor hereby agrees that without the concurrence of the Guarantor, the Borrower and the Lender shall be at liberty to vary, alter or modify the terms and conditions of the Facility Agreement and of the security documents executed by the Borrower in favour of the Lender and in particular to defer, postpone or revise the repayment of the Facility and/or payment of interest and other monies payable by the Borrower to the Lender on such terms and conditions as may be considered necessary by the Lender including any increase in the rate of interests. The Lender shall also be at liberty to absolutely dispense with or release all or any of the security/securities furnished or required to be furnished by the Borrower to the Lender to secure the Facility. The Guarantor agrees that the liability under this Guarantee shall in no manner be affected by any such variations, alterations, modifications, waiver, dispensation with or release of security, and that no further consent of the Guarantor is required for giving effect to any such variation, alteration, modification, waiver, dispensation with, or release of security.

f) The Lender shall have full liberty, without notice to the Guarantor and without in any way affecting this guarantee, to exercise at any time and in any manner any power or powers reserved to the Lender under the Facility Agreement to enforce or forebear to enforce payment of the Facility or any part thereof or interest or other monies due to the Lender from the Borrower or any of the remedies or securities available to the Lender, to enter into any composition or compound with or to grant time or any other indulgence or facility to the Borrower AND the Guarantor shall not be released by the exercise by the Lender of their liberty in regard to the matters referred to above or by any act or omission on the part of the Lender or by any other matter or thing whatsoever which under the Law relating to sureties would but for this provision have the effect of so releasing the Guarantor AND the Guarantor hereby waives in favour of the Lender so far as may be necessary to give effect to any of the provisions of this Guarantee, all the suretyship and other rights which the Guarantor might otherwise by entitled to enforce.

g) This Guarantee shall be enforceable against the Guarantor notwithstanding that any security or securities comprised in any instrument(s) executed or to be executed by the Borrower in favour of the Lender shall, at the time when the proceedings are taken against the Guarantor on this Guarantee be outstanding or unrealised or lost.

h) The Guarantor hereby agrees and gives consent to the sale, mortgage on prior, pari passu or second charge basis, release etc., of any of the assets by the Borrower from time to time as may be approved by the Lender or the transfer of any of the assets of the Borrower from one unit to the other or to the release

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     or lease out by the Lender any or whole of the assets charged to the Lender on such terms and conditions as the Lender may deem fit and this may be treated as a standing or continuing consent for each and every individual act of transfer, mortgage, release or lease of any of such assets of the Borrower. The Guarantor hereby declares and agrees that no separate consent for each such transfer, mortgage, release or lease of any of such assets would be necessary in future.

i) The Guarantor hereby agrees and declares that the Borrower will be free to avail of further Loan/s or other facilities from the Lender or any other financial institution or bank in addition to the Facility and or to secure the same during the subsistence of this guarantee and in that event the guarantee herein contained will not be affected or vitiated in any way whatsoever but will remain in full force and effect and binding on the Guarantor.

j) The rights of the Lender against the Guarantor shall remain in full force and effect notwithstanding any arrangement which may be reached between the Lender and the other Guarantor/s, if any, or notwithstanding the release of that other or others from liability and notwithstanding that any time hereafter the other Guarantor/s may cease for any reason whatsoever to be liable to the Lender, the Lender shall be at liberty to require the performance by the Guarantor of its obligations hereunder the same extent in all respect as if the Guarantor had at all times been solely liable to perform the said obligations.

k) To give effect to this Guarantee, the Lender may act as though the Guarantor was the principal debtors to the Lender.

l) The Guarantor hereby declares and agrees that they have not received and shall not, without the prior consent in writing of the Lender receive any security or commission from the Borrower for giving this guarantee on Facility, any monies remain due and payable by the Borrower to the Lender under the Facility Agreement.

m) The Guarantor shall not in the event of the liquidation of the Borrower prove in competition with the Lender in the liquidation proceedings.

n) A certificate in writing signed by a duly authorised official of the Lender shall be conclusive evidence against the Guarantor of the amount for the time being due to the Lender from the Borrower in any action or proceeding brought on the Guarantee against the Guarantor.

o) This Guarantee shall not be wholly or partially satisfied or exhausted by any payments made to or settled with the Lender by the Borrower and shall be valid and binding on the Guarantor and operative until repayment in full of all monies due to the Lender under the Facility Agreement.
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p)   This Guarantee shall be irrevocable and the obligations of the Guarantor hereunder shall not be conditional on the receipt of any prior notice by the Guarantor or by the Borrower and the demand or notice by the Lender as provided in Clause 't' hereof shall be sufficient notice to or demand on the Guarantor.

q)   The liability of the Guarantor under this Guarantee shall not be affected by:-

     i) any change in the constitution or winding up of the Borrower or any absorption, merger or amalgamation of the Borrower with any other company, corporation or concern; or

     ii) any change in the management of the Borrower or take over of the management of the Borrower by Central or State Government or by any other authority; or

     iii) acquisition or nationalisation of the Borrower and/or of any of its undertaking(s) pursuant to any law; or

     iv) any change in the constitution of the Lender.

r) This Guarantee shall be a continuing one and shall remain in full force and effect till such time the Borrower repays in full the Facilities together with all interest, liquidated damages, commitment charges, premia on prepayment or on redemption costs, expenses and other monies that may from time to time become due and payable and remain unpaid to the Lender under the Facility Agreement. Without prejudice to the above, in the event the Available Liquid Assets (as specified hereinbelow) available with the Borrower, and as certified by a chartered accountant, are of an amount equal to or in excess of 1.1 times the Guaranteed Obligations (referred to hereinbelow), and so long as such Available Liquid Assets continue to remain at a level equal to or in excess of 1.1 times the Guaranteed Obligations, this Guarantee shall not be in force. Notwithstanding anything contained in this clause, this Guarantee shall immediately come into force and be available to the Lender to the full extent of the Guaranteed Obligations in the event of any default by the Borrower in payment/repayment of any amounts in respect of the Facility, and no further authorisation(s) or consents of any nature would be required to give effect to the aforesaid.

For the purposes of this clause, "Available Liquid Assets" shall mean the amount of the Liquid Assets of the Company in excess of the Total Commitments.

"Total Commitments" shall include any financial and contractual commitments contracted, created, incurred, by the company in respect of any monies borrowed, contracted or raised (whether or not for cash consideration) or liabilities contracted (including under guarantees, acceptances, credits, deposits hire purchase and leasing).

"Liquid Assets" shall mean investments in debt mutual funds, Government securities, AA and above rated securities (rated by Crisil), Bank Fixed Deposits and other bank

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products and cash and bank balances held by the Company

s)   The liability of the Guarantor hereunder shall not exceed the sum of Rs.
     3.00 billion (Rupees Three billion only) plus all interest, penal interest, liquidated damages, commitment charge, premia on prepayment or on redemption, costs, expenses and other monies (including any amount of any excess drawing(s)) payable by the Borrower to the Lender under the Facility Agreement ("the Guaranteed Obligations").

t) Any demand for payment or notice under the Guarantee shall be sufficiently given if sent by post to or left at the last known address of the Guarantor or its successors or assigns, as the case may be, such demand or notice is to made or given, and shall be assumed to have reached the addressee in the course of post, if given by post, and no period of limitation shall commence to run in favour of the Guarantor until after demand for payment in writing shall have been made or given as aforesaid and in proving such notice when sent by post it shall be sufficiently proved that the envelope containing the notice was posted and a certificate by any of the responsible officers of the Lender that to the best of his knowledge and belief, the envelope containing the said notice was so posted shall be conclusive as against the Guarantor, even though it was returned unserved on account of refusal of the Guarantor or otherwise.

u) The Guarantor agrees and declares that the rights and powers conferred on the Lender by these presents shall be joint and several and shall be deemed always to be so and they may be exercised by the Lender accordingly.

v) The liability of the Guarantor hereunder shall not be affected by any dispute between the Borrower and the Lender raised or pending before any Court, Tribunal or Arbitrator(s) and the Guarantor shall remain liable under these presents notwithstanding any orders passed therein.

w) The Competent Court at Mumbai alone shall have exclusive jurisdiction over any matter arising out of these presents or in connection herewith.

x)   The Guarantor hereby agree, confirm and undertake that:

     (1) The Lender shall, as it may deem appropriate and necessary, be entitled to disclose all or any:

          (i) information and data relating to the Guarantor;

          (ii) information or data relating to this Guarantee or any other guarantee(s) furnished by the Guarantor in favour of the Lender;

          (iii) obligations assumed / to be assumed by the Guarantor in relation to the said Facility under this Guarantee or any other guarantee furnished by the Guarantor for any other credit facility granted / to be granted by the Lender;

          (iv) default, if any, committed by the Guarantor in discharge of the aforesaid obligations,

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          to any agency/credit bureau ("the Agency") authorised in this behalf by Reserve Bank of India ("RBI");

     (2) The Agency so authorised may use, process the aforesaid information and data disclosed by Lender in the manner as deemed fit by them;

     (3) The Agency so authorised may furnish for consideration, the processed information and data or products thereof prepared by them, to banks / financial institutions and other credit grantors or registered users, as may be specified by RBI in this behalf;

     (4) The information and data furnished by the Guarantor to the Lender from time to time shall be true and correct.

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IN WITNESS WHEREOF the Guarantor has caused its Common Seal to be affixed to this Guarantee on the day, month and year first hereinabove written.

* THE COMMON SEAL of the
STERLITE INDUSTRIES (INDIA) LIMITED
has pursuant to the Resolution of its
Board of Directors passed in that       /s/ TARUN JAIN
behalf on the FOURTH day of             ----------------------------------------
DECEMBER, 2004 hereunto been
(month)  (year)
affixed in the presence of Shri.        /s/ RAMESH VENKAT
TARUN JAIN and Shri. RAMESH VENKAT      ----------------------------------------
Who have been duly authorised
for the purpose pursuant to the
Board Resolution.

*    As per Articles of Association of the Company.